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                                                                    EXHIBIT 21.1


                          SUBSIDIARIES OF THE COMPANY


                                                               Name Under Which
Name                             State of Incorporation        Sub Does Business
----                             ----------------------        -----------------

Strato/Infusaid Inc.             Massachusetts                 Strato/Infusaid Inc.

Horizon Acquisition Corp.        Georgia                       NeoStar Medical

HMP Distribution, Inc.           New York                      HMP Distribution, Inc.